The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 25, 2018

PRELIMINARY PROSPECTUS

This is the initial public offering of securities of Uranium Trading Corporation, a Delaware corporation. We are offering _______________ shares of our Class A Common Stock, par value $0.0001 (“Class A Common Stock”), designated as “Class A Common Stock.” The initial public offering price is expected to be between $10.00 and $12.00 per share. We have also granted the Underwriter a 45-day option to purchase up to an additional ________ shares of Class A Common Stock to cover over-allotments, if any.

We have a dual class structure for our Class A Common Stock consisting of Class A and Class B Common Stock. Holders of the Class B Common Stock are entitled to one vote per share in the election of directors and all other matters submitted to stockholders. The Class A Common Stock being offered is not entitled to any vote on any matter submitted to stockholders, except to the extent required by Delaware law and accordingly the holders of the Class B Common Stock will elect all of the members of the board of directors. All of the shares of Class B Common Stock are owned by 92 Trading LLC, the founder and manager of the Company, which makes all investment and trading decisions for the Company. Holders of shares of Class A Common Stock have no voting rights. This offering is for Class A Common Stock.

Currently, there is no public market for our Class A Common Stock. We have applied to list our Class A Common Stock on the NYSE American, under the symbol “UTC” and we expect our Class A Common Stock to be listed on the NYSE American on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE American. After this offering, 92 Trading LLC will own 100% of our voting shares. As a result, we expect to be a “controlled company” within the meaning of the corporate governance standards of the New York Stock Exchange. See “Management—Status As a Controlled Company.”

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 5 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Class A Common Stock	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Uranium Trading Corporation	$	$

(1)	See the section of this prospectus entitled “Underwriting” for additional information regarding underwriting compensation.

The underwriter is offering the shares of Class A Common Stock for sale on a firm commitment basis. The underwriter expects to deliver the shares of Class A Common Stock to the purchasers on or about [●], 2018.

B. Riley FBR

_________________, 2018

TABLE OF CONTENTS

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Class A Common Stock. You should carefully read the entire Prospectus, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Prospectus, before making an investment decision. Some of the statements in this Prospectus are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company,” “UTC” and/or “Uranium Trading Corp.” was incorporated on June 4, 2018 under the laws of the State of Delaware, to engage in any lawful corporate undertaking. Our fiscal year-end date is December 31.

The Company was formed to provide a vehicle for interested investors to invest in business opportunities in the civil uranium market. As such, the Manager will focus on providing a two-pronged service approach to investors in UTC:

●	Active pursuit of commercial business and trading opportunities in the international uranium market to generate value for investors in UTC with defined risk exposure; and

●

Providing a pathway for interested investors to invest in the storage of physical uranium with the goal of achieving capital appreciation as a result of price increases due to expected future fundamental supply and demand imbalances.

Uranium Trading Corporation offices are located at 2321 Rosecrans Avenue, Suite 3245, El Segundo, CA 90245. Our telephone number is (310) 906-2050. Our website is located at www.uraniumtrading.com, and our email address is ir@uraniumtrading.com.

The manager and the sole owner of the voting shares of the Company is 92 Trading LLC (the “Manager”), which shares the same address and telephone number as the Company. While the Manager is newly-formed, certain of the principals of the Manager have extensive experience in the uranium market. Because the Manager owns 100% of the voting power of the UTC, we will be a controlled company as of the completion of the offering under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and the rules of the NYSE.

Because we will be a controlled company, a majority of our board of directors is not required to be independent, and our board of directors is not required to form independent compensation and nominating and corporate governance committees. As a controlled company, we will remain subject to rules of the Sarbanes-Oxley Act and the NYSE that require us to have an audit committee composed entirely of independent directors. Under these rules, we must have at least one independent director on our audit committee by the date our common stock is listed on the NYSE, at least two independent directors on our audit committee within 90 days of the listing date, and at least three independent directors on our audit committee within one year of the listing date. We expect to have two independent directors upon the closing of this offering.

If at any time we cease to be a controlled company, we will take all action necessary to comply with the Sarbanes-Oxley Act and rules of the NYSE, including by appointing a majority of independent directors to our board of directors and ensuring we have a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to a permitted “phase-in” period. See “Management—Status As a Controlled Company.”

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We do not intend to take advantage of the benefits of this extended transition period.

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We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our share of Class A Common Stock that is held by non-affiliates exceeds $700 million as of a date prior to June 30th of that fiscal year, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We do not incorporate the information on or accessible through our website into this Prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this Prospectus.

Dividends

We have not paid any cash dividends on our Class A Common Stock to date and do not intend to pay cash dividends for the immediate future, retaining earnings to pay operating expenses and purchase additional uranium. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition.

Trading Market

We are applying to have our Class A Common Stock traded on the NYSE American.

THE OFFERING

Issuer:	Uranium Trading Corporation

Securities offered:	________________ shares of our Class A Common Stock, par value $0.0001 (“Class A Common Stock”)

Number of shares of Class A Common Stock outstanding before the offering:	375,000 shares of Class B and no shares of Class A Common Stock issued and outstanding as of August ___, 2018

Number of shares of Class A Common Stock to be outstanding after the offering:	375,000 shares of Class B and ______________ shares of Class A Common Stock issued and outstanding (____ shares of Class A Common Stock if the Underwriter’s over-allotment option is exercised in full)

Price per share:	$__________

Trading Market:	We intend to apply to have our Class A Common Stock approved for trading on the NYSE American.

Use of proceeds:	Our net proceeds (after our estimated offering expenses and underwriter’s discount) will be $___________. We will use at least 85% of these net proceeds for purchases of uranium and to utilize in our uranium trading program with any balance for working capital and other general corporate purposes. We have entered into an agreement to purchase up to two million pounds of U3O8 at a discount of 1.5% of the spot price.

Risk factors:	Investing in our Class A Common Stock involves a high degree of risk, including: volatility of the uranium market, limited operational history and the limited market for our stock. See “Risk Factors.”

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

Balance Sheet Data	June 30, 2018
Working capital (deficiency)	$672,364
Total assets	$751,875
Total liabilities	$79,511
Stockholder’s equity	$672,364

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RISK FACTORS

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this prospectus. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

Risks Related to Uranium Trading Corp.’s Activities and the Industry

The price of uranium is volatile, which makes the value of the shares of Class A Common Stock difficult to predict.

Uranium Trading Corp.’s activities almost entirely involve investing and trading in uranium products, including uranium oxide in concentrates (“U3O8”) and UF6 and other enriched uranium products (which are collectively referred to herein as “Uranium Products”). Therefore, the principal factors affecting the price of the shares of Class A Common Stock are factors which affect the price of Uranium Products, and are thus beyond Uranium Trading Corp.’s control.

Although Uranium Trading Corp. engages in trading operations with Uranium Products which may affect the value of its Class A Common Stock, the value of the shares of Class A Common Stock will depend upon, and typically fluctuate with, fluctuations in the price of its Uranium Products.

The market prices of Uranium Products are affected by near-term demand for U3O8, conversion and enrichment services conversion and enrichment, and rates of production of uranium from mining, and may be affected by a variety of unpredictable international economic, monetary and geo-political considerations, including increased efficiency of nuclear power plants and increased availability of alternative nuclear fuel, such as mixed oxide fuel generated in part from weapons grade plutonium as well as other fuels used to generate electricity, potential government inventories, and uranium recovered from recycling/reprocessing programs.

Macroeconomic considerations include: expectations of global economic growth and resulting demand for electricity; expectations of future rates of inflation; the strength of, and confidence in, the U.S. dollar, the currency in which the price of Uranium Products is generally quoted, and other currencies; interest rates; and other global or regional economic events.

In addition to changes in production costs, shifts in political and economic conditions affecting uranium producing countries may have a direct impact on their production rates and sales of uranium.

The fluctuation of the prices of Uranium Products is illustrated by the following table, which sets forth, for the periods indicated, the highs and lows of the spot price for Uranium Products1:

The price of Uranium Products is also tied directly to the worldwide electrical utility industry. Deregulation of the utility industry, particularly in the U.S. and Europe, is expected to impact the market for nuclear and other fuels for years to come, and may result in the premature shutdown of nuclear reactors and cancellation of nuclear projects under development. Experience to date with deregulation indicates that utilities are improving the performance of their reactors, achieving record capacity factors. In addition, governmental subsidies of renewable energy affect the market price for electricity and accordingly impact demand for nuclear fuel. There can be no assurance that this trend will continue.

1 Information in table compiled by 92 Trading LLC based upon data obtained from https://www.cameco.com/invest/markets/uranium-price

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No public market for Uranium Products exists at this time.

There is no liquid public market for the sale of Uranium Products. The Company and the Manager may not be able to acquire Uranium Products, or once acquired, sell Uranium Products for a number of months. The pool of potential purchasers and sellers is limited and each transaction requires negotiation of specific provisions. Accordingly, a purchase or sell cycle pursuant to a tender may take several months to complete. In addition, as the supply of Uranium Products is limited, with average spot market sales over the last eight years being only approximately 20 million pounds of Uranium Products per year, Uranium Trading Corp. may experience additional difficulties purchasing Uranium Products in the event that it is a significant buyer. The inability to purchase and sell on a timely basis in sufficient quantities could have a material adverse effect on the shares of the Company.

We may incur significant losses from our trading and investment activities due to market fluctuations and volatility.

We generally maintain large trading and investment positions in the uranium market. To the extent that we own Uranium Products, i.e., have long positions, a downturn in those markets could result in losses from a decline in the value of those long positions. Conversely, to the extent that we have sold Uranium Products we do not own, i.e., have short positions, an upturn in those markets could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring Uranium Products in a rising market. We may from time to time have a trading strategy consisting of holding a long position in one form of uranium and a short position in another, from which we expect to earn revenues based on changes in the relative value of the two forms. If, however, the relative value of the two forms of Uranium changes in a direction or manner that we did not anticipate or against which we are not hedged, we might realize a loss in those paired positions.

Our hedging strategies may not prevent losses.

If our strategies to hedge our exposure to various types of risk are not effective, we may incur losses. Many of our strategies are based on historical trading patterns and correlations. For example, if we hold a long position in a form of Uranium Product, we may hedge this position by taking a short position in an asset where the short position has, historically, moved in a direction that would offset a change in value in the long position. However, these strategies may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

We are subject to counterparty credit and performance risk, in particular in our trading activities.

Non-performance by the Company’s suppliers, customers and hedging counterparties may occur in a range of situations, such as:

● a significant increase in the price of Uranium Products could result in suppliers being unwilling to honor their contractual commitments to sell commodities to the Company at preagreed prices;

● a significant reduction in the price of Uranium Products could result in customers being unwilling or unable to honor their contractual commitments to purchase commodities from the Company at pre-agreed prices;

● suppliers may take payment in advance from the Company and then find themselves unable to honor their delivery obligations due to financial distress or other reasons; and

● hedging counterparties may find themselves unable to honor their contractual commitment due to financial distress or other reasons.

The Company is reliant on third parties to source the Uranium Products purchased by its marketing operations. Any disruptions in the supply of product, which may be caused by factors outside the Company’s control, could adversely affect the Company’s margins.

The Company’s business, results of operations, financial condition and prospects could be materially adversely impacted if it is unable to continue to source required volumes of Uranium Products from its suppliers on reasonable terms or at all. The Company seeks to reduce the risk of customer non-performance by requiring credit support from creditworthy financial institutions, including making extensive use of credit enhancement products, such as letters of credit, bank guarantees or insurance policies, where appropriate, and by imposing limits on open accounts extended. No assurance can be given that the Company’s attempts to reduce the risk of customer nonperformance will be successful in every instance or that its financial results will not be adversely affected by the failure of a counterparty or counterparties to fulfil their contractual obligations in the future. Such failure could have an adverse impact on the Company’s business, results of operations and financial condition, including by creating an unintended, unmatched Uranium Products price exposure.

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We may employ leverage in our trading and marketing operations, which may increase the impact of changes in market conditions on our profitability.

While borrowing to purchase Uranium Products will not be a principal strategy employed by the Manager, we may borrow to address the need for liquidity to meet working capital needs and may use operational leverage to buy Uranium Products where there is not a firm commitment for a matching sale. In a period of rising prices use of leverage may magnify the gains while periods of falling prices magnifies the losses. Failing to properly manage the risk of leverage on UTC’s performance may have an adverse effect on the Company.

Because we store uranium products at licensed storage facilities, we are subject to the risks associated with those storage facilities.

The vast majority of all nuclear power reactors require ‘enriched’ uranium fuel in which the proportion of the uranium-235 isotope has been raised from the natural level of 0.7% to about 3.5% to 5%. The enrichment process needs to have the uranium in gaseous form. To accomplish this, the mined Uranium Products go through a conversion plant (a “Converter”) which turns the uranium oxide into uranium hexafluoride. The Manager is required to ensure that each Converter, enrichment facility or processor of Enriched Uranium Products (“Storage Facilities”) utilized by the Company provides satisfactory industry standard protections for the benefit of the Company or ensure that the Company has the benefit of insurance arrangements obtained on standard industry terms. There is no guarantee that either such protections or insurance in favor of the Company will fully cover or absolve the Company in the event of loss or damage. Uranium Trading Corp. may be financially and legally responsible for losses and/or damages not covered by indemnity provisions or insurance. Such responsibility could have a material adverse effect on the financial condition of the Company.

In addition, the terms of storage contracts require the commingling of assets, meaning that, if a Converter were to become insolvent, it might prove not only difficult to access the Conversion Facility but also to retrieve the Company’s Uranium Products from storage. Furthermore, title to Uranium Products held in storage with Converters is generally determined by book transfer and book entry. The Company understands such title mechanism to be the market standard and has no reason to believe that it is deficient. However, there is no guarantee that, in the event of an insolvency or change of control of a Converter, a third party would not challenge the Company’s title to its Uranium Products. In such circumstance, the Company would be able to adduce other documentary evidence, such as a signed sale and purchase agreement, to evidence its title. If, however, such a challenge were successful, the Company may not be able to retrieve its Uranium Products from storage, or may be delayed in doing so, which could have a material adverse effect on the Company’s business, results of operations and financial condition.

All Uranium Products will be stored by licensed Converters, enrichment facilities for UF6, and fabrication facilities for Enriched Uranium Products (“Storage Facilities”). As the number of duly licensed storage facilities is limited, there can be no assurance that new arrangements that are commercially beneficial to Uranium Trading Corp. will be readily available. Failure to negotiate commercially reasonable storage terms with Converters may have a material adverse effect on the financial condition of the Company.

We do not expect to have an abundance of operational liquidity once the proceeds of the Offering have been used, and our future cash resources will be dependent on our operations going forward.

The expenses of Uranium Trading Corp. will be funded from cash on hand from the proceeds of the Offering not otherwise invested in Uranium Products. See “Business of Uranium Trading Corp.” Once such cash available has been expended, the Company will be required to generate cash resources from the sale of Uranium Products, debt incurrence or the sale of additional equity securities. In addition the Company expects to make purchase commitments well in advance of offsetting sales of Uranium Products and thus may be perceived as utilizing leverage in its operations. There is no guarantee that any debt or additional equity or equity related securities will be available on terms acceptable to the Company or that the Company will be able to sell Uranium Products in a timely or profitable manner.

The demand for our product is competitive with the demand for other sources of energy, which is affected by the public’s perception of nuclear energy as a viable energy source. If nuclear energy is no longer viewed as a viable energy source our business will be seriously harmed.

Nuclear energy competes with other sources of energy, including oil, natural gas, coal and hydro-electricity, as well as alternative forms of renewable energy. These other energy sources are to some extent interchangeable with nuclear energy, particularly over the longer term. Sustained lower prices of oil, natural gas, coal and hydro-electricity, as well as the possibility of developing other low cost sources for energy, may result in lower demand for Uranium Products. Furthermore, growth of the uranium and nuclear power industry will depend upon continued and increased acceptance of nuclear technology as a means of generating electricity. Because of unique political, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power and increase the regulation of the nuclear power industry.

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The occurrence of a nuclear reactor accident could create public mistrust in nuclear energy which would seriously harm our business, and may result in restrictive governmental regulations on the use of nuclear energy materially adverse to our business.

An accident at a nuclear reactor anywhere in the world could have an impact on the continued acceptance by the public and regulatory authorities of nuclear energy and the future prospects for nuclear generators, which could have a material adverse effect on Uranium Trading Corp.

We rely on Cameco for our storage of Uranium Products and any issues with Cameco’s operation could seriously harm our business.

As of the date of this Prospectus, our only storage contract (“Storage Contract”) is with Cameco Corporation (“Cameco”), one of the world leaders in the Uranium Products industry. Cameco is one of the world’s largest providers of the uranium fuel needed to generate clean, reliable baseload electricity around the globe. Its tier-one operations in Canada and Kazakhstan have the licensed capacity to produce more than 53 million pounds (100% basis) each year. This is backed by about 458 million pounds of proven and probable reserves and extensive resources on three continents.

The Company is exposed to the credit risk of Cameco. If Cameco were to become insolvent, it might prove difficult not only to access Cameco facilities but also to retrieve the Company’s Uranium Products from storage, particularly given that it will be commingled with other assets – even if there is another Storage Facility within a suitable distance or an appropriate transport provider could be found to remove the Uranium Products from storage.

If the Company is unable to retrieve its Uranium Products on an insolvency of Cameco, this could have a material adverse effect on the Company’s business, results of operations and financial condition.

Because title to Uranium Products being stored at Cameco is determined by book entry, the Company is at risk for challenges to its title of its Uranium Products if physical possession of Cameco is taken by a third party.

Title to the Uranium Products in storage at Cameco is determined by book transfer and book entries pursuant to the Storage Contract, which is governed by Canadian law. The Company understands such title mechanism to be the market standard and has no reason to believe that it is deficient. However, there is no guarantee that, in the event of an insolvency or change of control of Cameco, a third party would not challenge the Company’s title to its Uranium Products. In such circumstance, the Company would be able to adduce other documentary evidence, such as a signed sale and purchase agreement or the quarterly statements it receives, to evidence its title. If, however, such a challenge were successful, the Company may not be able to retrieve its Uranium Products from storage at Cameco’s facilities, or may be delayed in doing so, which could have a material adverse effect on the Company’s business, results of operations and financial condition.

We may only be able to sell Uranium Products to parties who have storage accounts with Cameco, which limits our potential customer base.

The Storage Contract generally only allows for the book transfer of U3O8 to and from existing account holders limiting the Company to sell its Uranium Products to another party with a storage account at Cameco. Generally, U3O8 cannot physically be removed from storage except in certain specified circumstances. This could limit the number of potential buyers in future, which may have a material adverse effect on the Company’s business, results of operations and financial condition.

Cameco’s liability under the Storage Contract excludes consequential losses. If we suffer consequential losses in connection with the Storage Contract, we will have no recourse against Cameco which could have a material adverse effect on our business.

Cameco’s liability to the Company if it breaches the Storage Contract is limited to replacement of the Uranium Products. Incidental, special, economic, indirect or consequential damages resulting from such breach, such as loss to the Company as a result of failing to meet obligations to third parties as a result of Cameco’s breach, are excluded. This could leave the Company exposed to loss, which could have a material adverse effect on the Company’s business, results of operations and financial condition.

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Risks Related to the Structure of Uranium Trading Corp. and this Offering

The Company is a new company with only a recent operating history, which makes it difficult to evaluate our prospects and future financial results.

The Company is a newly formed entity and only recently commenced operations and so does not have a significant track record or long operating history. Other than its ownership of an initial 5,000 pounds of Uranium Products purchased in June 2018, the Company does not have any material assets or liabilities at the date of this prospectus. Accordingly, at the date of this prospectus, the Company has no historical financial data upon which prospective investors may base an evaluation of the Company. The Company is therefore subject to all of the risks and uncertainties associated with any new business enterprise, including the risk that the Company will not achieve its business objectives and that the value of an investment in the Company could decline and may result in the total loss of all capital invested and loss of the ability to meet financial obligations as they fall due. The past performance of companies, assets or funds managed by the directors, the Manager or persons affiliated with them, in other ventures in a similar sector or otherwise, is not necessarily a guide to the future business, results of operations, financial condition or prospects of the Company. Investors will be relying on the Company’s, the Manager’s and the Directors’ ability to identify potential business opportunities, evaluate their merits and conduct negotiations.

Because an investment in the Company is not redeemable, the liquidity of the Company is dependent on its sales. If the Company fails to make sufficient sales our business could suffer.

Uranium Trading Corp. is not a mutual fund and an investment in shares of Class A Common Stock will not be redeemable. In addition, Uranium Trading Corp.’s liquidity will rely principally on trading activities by Uranium Trading Corp. of Uranium Products. Unless Uranium Trading Corp. generates sufficient cashflow from its trading operations sufficient to pay its working capital needs the business could suffer, and the focus on growth means that it is unlikely to have resources to declare any dividends or make other cash distributions for the foreseeable future.

Because the Company is a self-governing corporation it will rely heavily on its Board of Directors and Manager.

Uranium Trading Corp. is a self-governing corporation that is governed by the Board of Directors appointed and elected by the holders of the Class B Common Stock, which are owned by the Manager. Uranium Trading Corp. will, therefore, be dependent on the services of its Board of Directors and the Manager for management services.

If the Manager resigns from its role our business could greatly suffer.

The Manager may terminate the Management Services Agreement after an initial term of three years in accordance with the terms thereof. Uranium Trading Corp. may not be able to readily secure similar services as those to be provided under the Management Services Agreement and its operations may therefore be adversely affected.

The Company’s Management Team’s efforts and talents are not dedicated solely to the Company.

Directors and officers of Uranium Trading Corp., the Manager and the Underwriters and their respective affiliates, directors and officers may provide investment, administrative and other services to other entities and parties. The directors and officers of Uranium Trading Corp., and the directors and officers of the Manager have undertaken to devote such reasonable time as is required to properly fulfill their responsibilities in respect to the business and affairs of Uranium Trading Corp., as they arise from time to time.

Regulatory changes to the nuclear energy industry could seriously harm our business.

Uranium Trading Corp. may be affected by changes in regulatory requirements, customs, duties or other taxes. Such changes could, depending on their nature, benefit or adversely affect Uranium Trading Corp.

Counterparties to the Company’s material contracts may become insolvent or otherwise unable to fulfil their contractual obligations.

The Company has entered into material contracts with, inter alia, the Manager, and Cameco. At the date of this prospectus, the Storage Contract is the Company’s only agreement for the storage of Uranium Products. There can be no assurance that the counterparties to these arrangements will not become insolvent or otherwise unable to fulfil their contractual obligations to the Company. In such a circumstance, the Company may not be able to secure similar contracts on as competitive terms or at all. This could have a material adverse effect on the Company’s business, results of operations and financial condition.

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Changes in laws, regulations or government policy could adversely affect the Company’s business.

The Company and its operations are subject to laws, regulations and government policy in a number of jurisdictions. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time-consuming and costly. New laws, regulations or government policy or amendments to existing laws, regulations or government policy affecting the Company could impose restrictions on the Company’s activities or give rise to significant unanticipated costs.

The uranium industry is subject to numerous laws and regulations. Whilst the Company does not require specific permits or licenses in relation to its holding of Uranium Products at Cameco’s Port Hope/Blind River facility in Ontario, Canada, and does not expect to require specific permits or licenses in relation to any Uranium Products it may hold at other conversion facilities, the Company may be adversely affected by changes in applicable Canadian uranium laws or regulations or changes in uranium laws or regulations in other jurisdictions in which the Company holds or undertakes other activities involving Uranium Products.

In addition, governmental policies and trade restrictions, which are beyond the control of the Company, may affect the global supply of uranium. For example, two U.S. producers have recently filed a petition with the U.S. Commerce Department under section 232 of the U.S. Trade Act of 1962, alleging that uranium imported from foreign sources is unfairly competing with US produced uranium due to state subsidies in the country of production.

Any change in the laws, regulations or government policy affecting the Company could have a material adverse effect on the Company’s business, results of operations and financial condition.

Regulatory requirements may materially affect the pricing, terms and compliance costs associated with certain regulated Uranium Products transactions that may be undertaken by the Company.

The CFTC and other U.S. regulatory authorities have promulgated a range of regulatory requirements (the ‘‘U.S. Regulations’’) that may affect the pricing, terms and compliance costs associated with certain regulated transactions (including Uranium Products instruments that are regulated by the CFTC) that the Company may, in the future, enter into. Some or all of these regulated transactions the Company may enter into may be affected by (i) the requirement that certain swaps be centrally cleared and in some cases traded on a designated contract market or swap execution facility, (ii) initial and variation margin requirements of any central clearing organization (with respect to cleared swaps) or initial or variation margin requirements as may otherwise be required with respect to off-exchange (OTC) swaps, or (iii) swap reporting and recordkeeping obligations, and certain other regulatory obligations. These requirements may significantly increase the cost to the Company of entering into these regulated transactions, and the Company may face unforeseen legal consequences or there may be other material adverse effects on the Company or its Shareholders.

Bribery and corruption in the geographical regions in which the Company conducts business could materially adversely affect its business, results of operations and financial condition.

Certain countries in which the Company may in the future conduct business are known to experience increased levels of bribery and corruption relative to more developed economies. Although the Company mandates strict compliance with anti-bribery and anti-corruption laws, it may not be possible for the Company to ensure compliance with such laws in every jurisdiction in which its employees, agents or sub-contractors are located or may be located in the future. Any government investigations into, or other allegations against, the Company, its employees, agents or sub-contractors, with respect to the involvement of such persons in bribery, corruption or other illegal activity, could subject to the Company to, among other things, reputational damage and, if successful, civil or criminal penalties, other remedial measures and legal expenses, which could materially adversely affect the Company’s business, results of operations and financial condition.

The future imposition of sanctions could materially affect the Company’s business and financial condition.

The imposition of sanctions, including those which target uranium producing countries or nationals of those countries, whether or not the Company does business in such countries, could interfere with the Company’s ability to conduct its business, otherwise have a material adverse effect on the Company’s business and financial condition or restrict the ability of sanctioned persons to acquire interests in the Company or its assets. For example, Russia has threatened to halt the export of uranium to the U.S. in response to sanctions imposed against certain Russian businessmen and officials. While the Company does not deal with Russian uranium producers at present, Russia’s response to such sanctions could potentially impact the global supply and demand for Uranium Products in a way which has a material adverse effect on the Company’s business, results of operations and financial condition.

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Risks Related to Our Initial Public Offering and Ownership of Our Class A Common Stock

Holders of shares of Class A Common Stock have no voting rights. As a result, holders of shares of Class A Common Stock will not have any ability to influence stockholder decisions.

Class A Common Stockholders, including those purchasing shares of Class A Common Stock in this offering, have no voting rights, unless required by Delaware law. As a result, all matters submitted to stockholders will be decided by the vote of holders of Class B Common Stock. Our Manager, will have control all of our voting power after this offering, and will, have the ability to control the outcome of all matters submitted to our stockholders for approval. This concentrated control eliminates other stockholders’ ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as preferable. As a result, the market price of our share of Class A Common Stock could be adversely affected.

For so long as the Manager owns a majority of the voting power of the outstanding shares, the directors designated by the Manager are expected to constitute a majority of each committee of our board of directors, however, as soon as we are no longer a “controlled company” under the NYSE corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of our board of directors will be “independent directors,” as defined under the rules of the NYSE, subject to any phase-in provisions.

We expect to be a controlled company within the meaning of the NYSE rules and, as a result, will qualify for and intend to rely on exemptions from certain corporate governance requirements.

Upon the completion of this offering, the Manager will own a majority of the combined voting power of all classes of our outstanding voting stock. As a result, we expect to be a controlled company within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power is held by another person or Company of persons acting together is a controlled company and may elect not to comply with certain NYSE corporate governance requirements, including the requirements that:

●	a majority of the board of directors consist of independent directors as defined under the rules of the NYSE;

●	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These requirements will not apply to us as long as we remain a controlled company. Following the offering, we intend to take advantage of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. See “Management—Status As a Controlled Company.”

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There are very few companies which have completed an initial public offering of non-voting stock in the United States. We therefore cannot predict the impact our capital structure and the concentrated control by the holders of Class B Common Stock may have on our stock price or our business.

Although other U.S.-based companies have publicly traded classes of non-voting stock, to our knowledge, only few companies have completed an initial public offering of non-voting stock in the United States. We cannot predict whether this structure, combined with the concentrated control by 92 Trading LLC, will result in a lower trading price or greater fluctuations in the trading price of our share of Class A Common Stock as compared to the market price were we to sell voting stock in this offering, or will result in adverse publicity or other adverse consequences.

The price of our Class A Common Stock may be volatile.

If we are able to get a trading market for our stock, the trading price of our Class A Common Stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the volatility of the uranium market, the overall performance of the equity markets; the announcements by us or our competitors of significant transactions; changes in laws or regulations relating to the nuclear power industry; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; and general political and economic conditions.

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $____________ annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

If we are able to develop a market for our Class A Common Stock, our Class A Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If we are able to develop a market for our Class A Common Stock, it may be thinly traded on the NYSE American, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our shares of Class A Common Stock will develop or be sustained, or that current trading levels will be sustained.

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The elimination of monetary liability against our directors, officers and employees under our Certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Certificate of incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and stockholders.

Securities analysts may elect not to report on our Class A Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Class A Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Class A Common Stock. If securities analysts do not cover our Class A Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Class A Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Class A Common Stock.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our Class A Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Class A Common Stock less attractive because we may rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

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USE OF PROCEEDS

The estimated net proceeds from this Offering, after deducting the expenses of the Offering, assuming the maximum offering, will be ______________________. Uranium Trading Corp. will invest at least 85% of the gross proceeds of this Offering in Uranium Products and in its trading program. The Company has entered into a purchase agreement to purchase up to two million pounds of U3O8 at a discount of 1.5% of the spot price.

The balance of the net proceeds will be used by Uranium Trading Corp. for general working capital purposes. Pending such uses, these proceeds will be invested in short-term government debt or short-term investment grade corporate debt.

DIVIDEND POLICY

We have not paid any cash dividends on our Class A Common Stock to date and do not intend to pay cash dividends for the immediate future, retaining earnings to pay operating expenses and purchase additional uranium. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition.

DILUTION

The difference between the public offering price per share of our share of Class A Common Stock, and the pro forma net tangible book value per share of our share of Class A Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of share of Class A Common Stock which may be redeemed for cash), by the number of outstanding shares of our share of Class A Common Stock.

At June 30, 2018, our net tangible book value was ________, or approximately _______ per share of Class A Common Stock. After giving effect to the sale of ___________ shares of Class A Common Stock, our pro forma net tangible book value at June 30, 2018 would have been $_________, or approximately $________ per share, representing an immediate increase in net tangible book value (assuming no exercise of the underwriter’s over-allotment option) of $_______ per share to the holder of the Class B Common Stock as of the date of this prospectus. Total dilution to public stockholders from this offering will be $_______ per share. The dilution to new investors if the underwriter exercises the over-allotment option in full would be an immediate dilution of $________ per share or ________%.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

Public offering price		$
Net tangible book value before this offering	$
Increase attributable to public stockholders
Pro forma net tangible book value after this offering		$
Dilution to public stockholders		$

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CAPITALIZATION

The following table sets forth our capitalization at June 30, 2018, and as adjusted to give effect to the sale of our units and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

June 30, 2018
	Actual		As Adjusted(1)
Class A Common Stock
Class A Common Stock, $0.0001 par value, 500,000,000 shares authorized (actual and as adjusted); no shares issued and outstanding (actual); ______ shares issued and outstanding (as adjusted)		\
Class B Common Stock, $0.0001 par value, 10,000,000 shares authorized (actual and as adjusted); ______ shares issued and outstanding (actual); ____________ shares issued and outstanding (as adjusted)
Additional paid-in capital
Accumulated deficit				(	)
Total stockholder’s equity
Total capitalization	$		$

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Investment Objective and Strategy

UTC’s primary purpose is to generate trading income from marketing opportunities in the Uranium market while providing investors to profit from the potential appreciation in physical uranium. The Company will attempt to generate income from business and trading opportunities in the uranium market through commercial transactions, purchases, sales, loans, etc. with other participants in the uranium market. As with any company, an investment in the shares of Class A Common Stock of the Company provides investors with exposure to increases (or decreases) in the value of the Company’s underlying assets. In the case of UTC, the value of the Company’s underlying assets is substantially derived from its holdings of physical uranium. The goal of UTC is to provide investors with a vehicle that is levered to the uranium price.

Investment Policies

The Company will use at least 85% of the proceeds of this Offering to purchase U3O8. UTC has entered into an agreement with a marketer of Uranium Products to purchase up to two million pounds of U3O8 at a discount of 1.5% of the spot price. This initial purchase will provide the Company with a basis for its trading and marketing operations while giving investors in the Company the ability to also benefit from the potential for price appreciation in Uranium Products.

Ownership of Uranium

All uranium owned by UTC is stored at licensed uranium conversion, enrichment, or fuel fabrication facilities (each one, a “Facility” or collectively, the “Facilities”) owned by different organizations in Canada, France, England, Germany, the Netherlands and the United States. The Manager, on behalf of UTC, negotiates storage arrangements with the Facilities. See “Business of UTC – Management of UTC”. The Facilities represent the only viable source of storage, at present, and are also used by global nuclear energy utilities, and Uranium Products traders for their storage needs. Accordingly, the Company’s risk in respect of ownership and storage of its uranium is considered largely similar to that of any participant in the nuclear energy industry. See “Risk Factors – Risks Associated with Facilities”.

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PROPOSED BUSINESS

Investment Strategy

The Company was formed to provide a vehicle for interested investors to invest in business opportunities in the international uranium market. As such, the Company will focus on providing a two-pronged service approach to investors in UTC:

●	Active pursuit of commercial business and trading opportunities in the international uranium market to generate value for investors in UTC with defined risk exposure; and

●

Providing a pathway for interested investors to invest in the storage of physical uranium with the goal of achieving capital appreciation as a result of price increases due to expected future fundamental supply and demand imbalances.

The goal of UTC is to provide investors with a vehicle that is levered directly to the uranium price. With this intent in mind, the Company’s primary objective is to provide investors with the maximum exposure to its underlying uranium investments, at any given time, as is reasonable given the Company’s current and expected future financial position.

Trading Activities

The Manager (the principals of which have extensive experience in the trading of uranium) will also attempt to generate additional value for investors in UTC by the purchasing and selling (trading) of uranium products in the international uranium market worldwide as well as taking advantage of other commercial opportunities, such as loans, swaps/exchanges, or brokerage etc. (each further described below), which potentially would generate additional value for UTC’s investors.

Some of the trading activities to be pursued by the Manager to increase profits shall include, but will not be limited to:

Swaps

Swaps refer to the exchange of physically stored Uranium Products. An example would be when physical transportation is too costly or time consuming; Party 1 would look for a swap partner with Party 2, to exchange ownership of a certain quantity of Uranium. Often, the Party initiating the swap will pay a fee to the other party as compensation.

Loans

Loans traditionally refer to short-term loans of Uranium Products at specific locations. Loans have been used in the past to bridge physical transport gaps, production delays, or for other reasons where Uranium Products were needed on a limited time basis. During the past 5 years, the liquidity in the market has increased, and loans have become more obsolete. Nevertheless, some parties still use loans for larger quantities and longer timeframes.

Brokerage

This trading activity refers to the brokerage of third party transactions by matching interested parties in the selling and buying of Uranium Products. UTC would not participate directly in the transaction, rather, UTC would bring the parties together in exchange for a fee.

In some cases, UTC may act as a “Sleeve”, which is a broker of a transaction between two parties who cannot deal with each other for various reasons. This type of brokerage results in a fee for the Sleeve.

Forfaiting

Forfaiting refers to the non-recourse sale of existing receivables to banks using a structured contractual approach between the banks. Here, UTC would be the party selling the receivables and the utility would be purchasing the Uranium Products. This type of transaction enables UTC to use funds from the bank to arrange for the purchase of Uranium from the supplier and enter into a sales contract with the utility, which can comprise of one future single delivery or multiple deliveries. Large quantities can be sold without using the illiquid spot market price and with no price impact. This transaction style is not as preferred by utilities due to accounting issues. However, banks prefer this style because operational risk is eliminated, allowing them to offer better financing rates.

Warehousing

Warehousing is similar to forfaiting, except that the creation of the receivable is dependent on the future delivery of the Uranium Products to the utility and exposes the bank to a certain degree of operational risk; therefore interest charges for the purchase of future receivables will mostly be higher than for a Forfaiting transaction. This type of transaction enables UTC to use funds from the bank to arrange for the purchase of Uranium Products from the supplier and enter into a sales contract with the utility, which can comprise of one future single delivery or multiple deliveries. Large quantities can be sold without using the illiquid spot price and with no price impact. Utilities prefer this style, however, due to operational risks, banks will charge higher financing fees.

Inventory Financing

Inventory Financing refers to a concept where an entity, i.e. a utility, owns a certain amount of Uranium Products but wants to finance the inventory forward until future use of the Uranium Products. Some financial institutions have separate entities set up to function as a holding company, which takes ownership of the Uranium Products until the time of future delivery, delivering the Uranium Products directly to the purchaser and receiving payment. Generally, the financial institution offers very competitive financing rates. Compensation is derived either from a spread on the sales/purchase transaction with the market or on receipt from the bank. The Company’s role would be to find and establish the relationship/connection with an appropriate lending facility, then structure the agreement/contract.

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Hedging Functionality

Hedging functionality refers to participants hedging some of their variable or fixed price exposure. As derivative products on the underlying Uranium Product are not abundantly in existence and many utilities are wary to take on any exposures to derivate products because of legal and accounting implications, opportunities exist to offer custom-tailored contract structures for an appropriate fee. Some utilities possess contracts that are market based price wise, and they wish to convert those to predictable fixed price mechanisms. Together with financing institutions, the Company would structure a transaction whereby the utility receives fixed pricing and Uranium Trading Corporation accepts and manages the market exposure.

Agency Business

Agency Business refers to commercial trading opportunities representing a third party trying to sell or purchase Uranium Products. These services may be offered on a commission basis to third parties who may not have the marketing expertise or familiarity with a geographic area of a buyer. UTC’s management has experience in this type of transaction from multiple cases during prior activities in the nuclear full cycle industry. UTC would act as an agent to a buyer or seller and would charge a commission.

Off-Take Agreements

Off-Take Agreements with Uranium mines refer to purchase contracts for fixed or variable quantities of Uranium from the production of a specific mine. Smaller mines that more recently went into production often do not have the expertise and experience in the Uranium market to be able to lock in sales for the required timing and quantity of their production. UTC can enter into a purchase contract with such mining companies directly or arrange for a buyer against a commission. Often, these mining companies are willing to sell their production at a market index with a 1% to 2% discount as remuneration for the buyer to take on the risk of onward selling the production. Fixed price sales, often agreed upon for shorter timeframes, may be attractive to the buyer if a potential price increase is expected in the near-term and for the seller, if a price decline or no major movement in price is foreseeable.

Uranium market

Competition

There are a limited number of competitors in the market for Uranium Products, consisting principally of electric utilities which are purchasing Uranium Products for their own use in their nuclear reactors, and the Converters which purchase supplies of Uranium Products for enrichment and subsequent sale to those utilities. The Company is aware of two companies which purchase physical Uranium Products for investment purposes, Uranium Participation Corp., which is traded on the Toronto Stock Exchange, and Yellow Cake plc, which recently commenced operations and was admitted for trading on the London Stock Exchange. Certain investment banks may compete with the Company in its trading activities but they are not significant in the market.

Storage Agreement with Cameco

As of the date of this Prospectus, the only material agreement, other than the Management Agreement with the Manager, to which the Company is a party is a Storage Contract with Cameco.

Employees and Facilities

The Company does not own or lease any facilities. The Company’s operations are conducted through the Manager, which employs the personnel responsible for the Company’s business and office facilities for no separate compensation. The Company’s inventory of Uranium Products are maintained by licensed Storage Facilities pursuant to Storage Agreements.

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MANAGEMENT OF UTC

General

The Board of UTC is responsible for the direction of the business, affairs and operations of the Company, and is also responsible for exercising oversight of the Manager. While two of the three members of the Board of Directors are independent, the Manager owns all of the voting stock of the Company and accordingly elects all of the members of the Board of Directors.

Management and Management Services Agreement

92 Trading LLC serves as the Manager of the Company. The Manager is newly-formed and was founded by Messrs. Huber, Berklite and Kemmerer. The Manager is currently engaged by the Company pursuant to the Management Services Agreement effective June 4, 2018, which includes a ten-year term expiring on May 31, 2028.

Pursuant to the Management Services Agreement, the Manager, under the direction of the Board, is required to provide administrative management services to UTC. The Manager is required to act in accordance with reasonable and prudent business practices and, with the approval of the Board and at its own cost, may delegate any of its duties or obligations under the Management Services Agreement to a third party.

All purchases and sales of Uranium Products are directed by the Board and are made by the Manager on behalf of UTC in accordance with the Management Services Agreement. Title to the Uranium Products remains with the Company. The Manager is obligated to use commercially reasonable efforts to purchase and sell the Uranium Products at the best prices available to it over a prudent period of time. When the Board directs the Manager to purchase or sell uranium, the Manager may put out a tender for an offer to purchase or sell Uranium Products or negotiate directly with potential suppliers or buyers (off-market transactions) for the purchase or sale of Uranium Products. Typical purchasers or sellers of Uranium Products include producers, traders, financial institutions and utilities that operate nuclear power facilities. All purchases and sales of Uranium Products are completed by the Manager in accordance with standard industry practices for and on behalf of UTC and are approved by the Board.

There is no public Uranium Products market through which these purchases and sales may occur and accordingly all such purchase and sale transactions are private. The pool of potential purchasers and sellers is limited and each transaction may require the negotiation of specific provisions. Accordingly, a purchase or sale pursuant to a tender or an off-market transaction may take several weeks to complete. Since, all industry standard agreements provide that all purchases are confidential, neither the Manager nor UTC is generally permitted to publicly disclose the identity of any vendor from whom UTC would potentially purchase uranium or any purchaser to whom UTC may sell Uranium Products.

The Company may also source uranium through merger and acquisition transactions. Any potential transactions are referred to the Board by the Manager for consideration, direction and ultimate approval.

UTC is also permitted to enter into lending or relocation arrangements for its Uranium Products. When the Board directs the Manager to lend Uranium Products, the terms of the loan are reviewed, including the quantity, interest rate, duration, security and covenants, and must be approved by the Board prior to finalizing. Any lending or relocation arrangements for Uranium Products will be completed by the Manager in accordance with standard industry practices for and on behalf of UTC.

The Manager is required to arrange, on behalf of the Company, for storage of the Uranium Products at the Storage Facilities.

Under the Management Services Agreement, the Company pays the following management fees to the Manager: (a) a $400,000 annual fee, payable quarterly, and (b) a variable fee equal to (i) 0.3% per annum of the Company’s total assets in excess of $100 million, (ii) a commission of 1% of the gross value of any of the Company’s purchase or sale of Uranium Products, (iii) a commission of 1% of the interest fees payable to the Company in connection with any loan arrangement of Uranium Products entered into by the Company, and (iv) performance fee equal to 20% of the Company’s annual gross trading profits as reflected on the Company’s audited year-end financial statements.

Under the terms of the Management Services Agreement, any directors, officers, employees or consultants of the Manager who serve as officers of UTC are paid by the Manager and do not receive any remuneration from UTC for their work on behalf of the Company.

The Management Services Agreement may be terminated during its term by either party following the third anniversary of the Agreement upon the provision of 120 days’ written notice and by UTC within 90 days of certain events surrounding a change of both of the individuals serving as Chief Executive Officer and Chief Financial Officer of UTC, and/or a change of control of the Manager.

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Status As a Controlled Company

Because the Manager owns 100% of the voting power of our Company, we expect to be a controlled company as of the completion of this offering under the Sarbanes-Oxley Act and the rules of the NYSE. A controlled company does not need its board of directors to have a majority of independent directors or to form an independent compensation or nominating and corporate governance committee. As a controlled company, we will remain subject to the rules of the Sarbanes-Oxley Act and the NYSE, which require us to have an audit committee composed entirely of independent directors. Under these rules, assuming a three-member audit committee, we must have at least one independent director on our audit committee by the date our common stock is listed on the NYSE, at least two independent directors on our audit committee within 90 days of the listing date, and at least three independent directors on our audit committee within one year of the listing date. We expect to have  two independent directors upon the closing of this offering.

If at any time we cease to be a controlled company, we will take all action necessary to comply with the Sarbanes-Oxley Act and rules of the NYSE, including by appointing a majority of independent directors to our board of directors and ensuring we have a compensation committee and a nominating and corporate governance committee, each composed entirely of independent directors, subject to any permitted “phase-in” period.

Board of Directors

The Board of Directors consists of three members, which are elected by the holders of the Class B Common Stock for a term of one year and until their successors are duly elected and qualified. The shares of Class A Common Stock are nonvoting and do not participate in the election of directors. As the sole holder of the Class B Common Stock, the Manager selects all of the members of the Board of Directors. The current members of the Board of Directors and their business experience for the past ten years is as follows:

Joe Huber

Joe Huber, age 49, is the Managing Member of the Manager. Mr. Huber is the Managing Member of Huber Capital Holdings, a diversified investment corporation and co-founder of Uranium Trading Corporation. Prior to founding Huber Capital Holdings, Mr. Huber was a Principal and Director of Research for Hotchkis and Wiley Capital Management, overseeing over $40 billion in U.S. value asset portfolios. He built a research platform which utilized best practices of fundamental research combined with behavioral psychology to capitalize on the art piece of investing, creating a unique and value-added investment approach.

Prior to joining Hotchkis and Wiley, Mr. Huber served as Portfolio Manager and Director for Merrill Lynch Asset Management and as Portfolio Manager for Goldman Sachs Asset Management in New York.

Mr. Huber received his BA in statistics and economics from Northwestern University where he was departmental valedictorian and received the Directors Award for top graduating GPA amongst student athletes. He received his MBA from University of Chicago with concentrations in accounting and finance, where he was elected to the Beta Gamma Sigma honor society. He also is an Associate in the Society of Actuaries (A.S.A.).

Mel Lindsey

Mel Lindsey, CFA, age 54, is the Founder and Managing Partner of Nile Capital Company LLC. Mr. Lindsey serves on the advisory board of two of Nile’s portfolio holding companies, Strategic Global Advisors LLC and Denali Advisors LLC. Previously, he was Director of Institutional North America at Investec Asset Management, a specialist provider of active traditional and alternative investments in frontier, emerging, and developed global markets. Prior to joining Investec Asset Management, Mr. Lindsey was at Artio Global Investors where he was a Senior Vice President of Global Distribution and served on the Executive Management Committee. During his tenure at Artio, AUM grew from $800 million to a peak of $78 billion ultimately resulting in an IPO and listing on the NYSE. Mr. Lindsey was also a portfolio manager on the value equity team at Wells Capital Management and an equity salesman at Shearson Lehman Brothers. Mr. Lindsey holds the Chartered Financial Analyst designation and received an MBA from the Anderson School at UCLA. Mel also attended IMD, Global Leadership Program in Lausanne, Switzerland. He is a member of the Los Angeles Society of Financial Analysts. Mr. Lindsey is on the board and investment committees of California Community Foundation, YMCA of Metropolitan Los Angeles, and South Central Scholars Foundation.

Timothy E. Rhoda

Timothy E. Rhoda, age 47, is a practicing attorney with over twenty years of professional experience focused primarily on civil litigation, bankruptcy, corporate and transactional matters. His representative clients and experience range from small businesses with civil matters to representing the owners of residential real estate portfolios before the state and federal district courts and courts of appeals. Mr. Rhoda is licensed to practice law before the state courts of Illinois and Nevada, the United States District Courts for the District of Nevada and Northern District of Illinois, the United States Court of Appeals for the Ninth Circuit and the United States Supreme Court. Mr. Rhoda has experience and training in data analytics, logistics, risk management and financial engineering.

Mr. Rhoda obtained his JD from the DePaul University College of Law. Before attending law school, he attended the Northwestern University McCormick School of Engineering, where he received a BS in Industrial Engineering and Management Sciences.

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Regulatory Matters

None of Uranium Trading Corp.’s officers or directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated.

None of Uranium Trading Corp.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The Board of Directors currently implements its risk oversight function as a whole. Each of the Board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Prospectus, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

Officers

The following are the officers of UTC, who serve at the pleasure of the Board:

David Berklite, Chief Executive Officer

Mr. Berklite, age 56 is a Co-Founder of Uranium Trading Corporation with over 30 years of experience in the Uranium industry. Prior to UTC, Mr. Berklite spent 5 years at ConverDyn as VP in charge of business development. Prior to joining ConverDyn, Mr. Berklite was the Director of Business Development for Cameco/Nukem, responsible for developing new opportunities in the nuclear fuel cycle and the management of the Uranium Recovery Business. Prior to joining Cameco, Mr. Berklite served as VP of Westinghouse Electric Corporation, where he was responsible for nuclear fuel procurement requirements, and the nuclear transport and new fuel container development programs. Mr. Berklite previously worked at Uranium Asset Management (a subsidiary of British Nuclear Fuels, Ltd.), where he was responsible for supplying the UK reactor requirements. Mr. Berklite began his career in 1985 as a Nuclear Engineer at Arkansas Power and Light Co. Mr. Berklite received a BS degree in Nuclear Engineering from Mississippi State University and an M.B.A. degree from Millsaps College.

Markus Kemmerer, Chief Financial Officer

Mr. Kemmerer, age 45, is a Co-Founder of Uranium Trading Corporation with over 15 years of experience in the Uranium industry. Prior to UTC, Mr. Kemmerer, served as VP of Trading and Strategy as well as on the Board of the Nukem Trading division for Cameco Corp. Responsibilities included chief of trading for nuclear fuel components as well as the development of a risk management framework. He procured and sold $B’s worth of Uranium products. Prior to Nukem/Cameco, Mr. Kemmerer focused on decentralized power generation technologies with RWE Fuel Cells GmbH. Mr. Kemmerer began his career at Metallgesellschaft AG in Frankfurt, where he traded Aluminum, Zinc, Copper, and Alumina. Mr. Kemmerer holds a BSc and MSc in Industrial Engineering and Management from the Technical University of Darmstadt, Germany, and graduated with a BA in Business Administration from the Hessische Berufsakademie in Frankfurt, Germany.

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Executive Compensation

None of our executive officers or directors receive compensation from the Company; however, Messrs. Berklite and Kemmerer receive compensation from the Manager from the management fees paid by the Company.

The Manager

92 Trading LLC serves as the Manager of the Company. The Manager is newly formed and was founded by Messrs. Huber, Kemmerer and Berklite.

MARKET, INDUSTRY, AND OTHER DATA

Uranium Market

Uranium Uses

The substantial majority of commercial uses for U3O8 is as a fuel for nuclear power plants for the generation of electricity. Through the process of nuclear fission, the uranium isotope U-235 can undergo a nuclear reaction whereby its nucleus is split into smaller particles. Nuclear fission releases significant amounts of energy, creating heat to generate steam to spin a turbine, and is the basis of power generation in the nuclear industry.

Uranium has other commercial uses in the fields of medical diagnosis and other industries, but these markets are very small in terms of volume. Uranium is also used as a feedstock for over 200 private nuclear reactors, which are operated for research purposes and for the production of isotopes for medical and industrial end uses.

Uranium Production Process

The initial step in the process of preparing uranium for use in a nuclear reactor is the mining and upgrading of the ore in a uranium processing facility to produce uranium concentrates containing 80-90% Uranium Products. Uranium concentrates are priced and sold based on the Uranium Products content.

The second step takes place at licensed uranium conversion facilities where Uranium Products is converted to UF6 (or to UO2 for Candu type reactors). Above 56 degrees Celsius, UF6 is a gas and is in a suitable form to be enriched to produce fuel for the majority of reactors. Following the production of UF6, enrichment and fuel fabrication are the next steps before the nuclear fuel is ready for loading into a nuclear reactor

Uranium Industry Overview

During 2017, the spot price of uranium continued to be relatively volatile. After a strong start in the first quarter, with spot prices increasing from US$22.25 per pound U3O8 at February 28, 2017 to a high of US$25.50 in March 2017, prices fell back to the US$20 per pound range in May 2017 and remained at this level for much of the second and third fiscal quarters. The price volatility in the 2017 and the first two quarters followed significant production cuts in Canada, the United States, Kazakhstan and Africa, which were announced in late 2016 and early 2017. The production cuts came after a period of prolonged depressed uranium prices, which, according to UxC, were below the all-in production costs of most of the world’s sources of primary uranium supply and coincident with the expected expiration of higher priced supply contracts signed during the utility contracting cycle in the mid-to-late 2000’s.

Volatility returned to uranium prices late in 2017 due to the announcement of further substantial cuts to global production in November 2017 – beginning with Cameco Company (“Cameco”) announcing a minimum ten month shutdown of the McArthur River Mine/Key Lake Mill complex in Saskatchewan, Canada. Cameco’s McArthur River/Key Lake operations represent the largest and highest-grade uranium mine in the world, producing approximately 18 million pounds of Uranium Products annually. Following Cameco’s announcement, National Atomic Company Kazatomprom (“Kazatomprom”) made a further announcement regarding production restraint – outlining that production through 2020 would represent a 20% reduction in planned output from its operations in Kazakhstan. Following these announcements, the spot price of Uranium Products increased again, reaching a high of US$26.50 per pound Uranium Products in December 2017, before retreating to US$21.25 per pound Uranium Products by the end of March 2018.

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In July 2018, Cameco extended the shutdown of McArthur River, one of the world’s biggest uranium mines indefinitely and announced it will terminate the employment of most workers at the operation until market conditions improve. Cameco had initially said in November 2017 that it was suspending operations at its flagship mine in Saskatchewan for 10 months beginning at the end of January — a move that removed 13.7 million pounds of production and represented 9 percent of forecast global supply in 2018. Cameco announced at the same time that it was purchasing 10 million pounds of uranium in the market to meet existing supply contracts. Following this announcement, the spot price for uranium rose to $26 per pound.

While the Cameco and Kazatomprom supply curtailments have had an impact on the spot price, it has not been sustained. The impact of the curtailments from a global production standpoint, however, is quite significant. According to UxC data, global production peaked in calendar 2016 at 162 million pounds of U3O8, then fell in calendar 2017 to 154 million pounds U3O8, and this trend is expected to continue in calendar 2018 with the latest forecasts of total production dropping to 141 million U3O8. To put this in perspective, UxC expects annual uranium reactor requirements (UxC’s Requirement’s Model “URM” Base Demand) in calendar 2018 to be in the range of 194 million pounds U3O8. While the rationalization on the supply side is needed, higher priced long-term supply contracts have been protecting much of the higher cost mine production from exposure to spot price levels in the US$20 per pound Uranium Products range. As many of these legacy contracts are now expiring, the rate and degree of production cutbacks has finally accelerated. These curtailments are expected to result in the drawdown of excess uranium supplies in the market and, ultimately, an accelerated rebalancing of uranium market fundamentals.

A recent market development, which could be preventing the U.S. utilities from entering into a new cycle of significant uranium contracting, is the Section 232 Trade petition recently filed by two U.S. uranium producers before the U.S. Department of Commerce. This provision of the U.S. Trade Act of 1962 was successfully pursued by U.S. producers of aluminum and steel in response to levels of foreign imports that were viewed to be negatively impacting U.S. national security. The Trump Administration has imposed tariffs on the import of both commodities, although some nations (including Canada and Mexico) have been provided exemptions. Since the Company’s plan is to store its Uranium Products in Canada, the 232 tariffs would not be expected to apply. However, in our trading business, these tariffs may limit our ability our opportunities with U.S. utilities. It is still too early to predict how the U.S. Department of Commerce will respond to the Section 232 trade petition for uranium, and what (if any) remedies would be applied in the case of uranium imports. For greater context, U.S. domestically mined uranium accounted for approximately 5% of U.S. uranium requirements in calendar 2017, and it is expected that U.S. production will decline further in 2018.

The demand fundamentals continue to trend positive. Many nations today, particularly in the emerging markets, struggle with the need to deliver reliable and affordable electricity to their growing populations, without compounding climate change and air pollution challenges. As such, nuclear energy, with its reliability and clean air benefits, is filling an important role in the supply of baseload power around the world. Measured in new nuclear capacity connected to the grid, the calendar years 2015 and 2016 were the best two years in the past twenty-five. Reactor start-ups in calendar 2017 declined slightly from those levels, however the trend of increasing nuclear capacity appears to be continuing. For example, the Chinese government recently announced that in calendar 2018 it would be connecting a further five reactors to the electricity grid, and that construction will commence on six to eight additional units. In addition, the Kingdom of Saudi Arabia is advancing its nuclear energy plans, having commenced reactor procurement discussions with supplier countries, and the United Arab Emirates is rapidly nearing the completion of their four reactor construction program, with the first unit expected to be connected to the grid in calendar 2018.

The recovery of the Japanese nuclear energy industry post-Fukushima continued to gain momentum in calendar 2017 and into 2018, with seven reactors in operation and a further two more likely to restart before the end of calendar 2018. This is in line with recently re-elected Japanese Prime Minister Abe’s stated goal to utilize nuclear power to supply between 20% and 22% of electricity needs going forward.

In the United States, after the closure of six nuclear power plants in recent years there has been a growing recognition of the value of a 24/7 baseload carbon-free energy source. Four states, New York, Illinois, New Jersey and Connecticut, are preserving their nuclear-power generating capacity by passing legislation to level the playing field for nuclear. Two additional states, Pennsylvania and Ohio, are considering similar legislative action. The declared bankruptcy of First Energy, who operates three reactors in those states, has highlighted the need for immediate action to preserve critical sources of baseload capacity. The U.S. federal government also continues to stress the negative impact on the reliability and resilience of the country’s national grid from the potential loss of additional nuclear capacity. A recent Department of Energy Grid Reliability Study and the Federal Energy Regulatory Commission have both pointed to the need for changes to current market structures. With respect to new reactor construction in the U.S., the two Vogtle units in Georgia have resumed construction following the Westinghouse bankruptcy restructuring, while construction of the two Summer units in South Carolina remain suspended.

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As of March 2018, the World Nuclear Association (“WNA”) reported 448 reactors operable worldwide with 57 new reactors under construction, 158 reactors planned or on order, and another 351 proposed. By reference, these numbers are higher than those existing prior to Fukushima. Translated into uranium demand, UxC projects their URM Base Demand to range from 194 to 209 million pounds annually over the period from 2018 to 2035.

Government Regulation

The production, handling and storage of uranium are subject to various levels of extensive governmental controls and regulations which are amended from time to time. UTC is unable to predict what additional legislation or amendments may be proposed that might affect the uranium business or when any proposals, if enacted, might become effective.

Outlined below are certain government controls and regulations which materially affect the uranium industry.

Treaty on the Non-Proliferation of Nuclear Weapons (the “NPT”)

The NPT was established in 1970 and is an international treaty with the following objectives: to prevent the spread of nuclear weapons and weapons technology, to foster the peaceful uses of nuclear energy, and to further the goal of achieving general and complete disarmament. The NPT establishes a safeguards system under the responsibility of the International Atomic Energy Agency (“IAEA”). A total of 191 countries are signatories to the NPT, including Canada and the five NPT-designated nuclear weapon states (China, Russia, the U.S., the United Kingdom and France).

Article III of the NPT states that each party to the NPT will undertake not to provide fissionable material, or equipment designed for the processing of fissionable material, to other states unless the fissionable material will be subject to the safeguards of the NPT, as enforced by the IAEA.

U.S. Uranium Industry Regulation

The uranium industry in the U.S. is primarily regulated by the Nuclear Regulatory Commission (“NRC”), which was established by the Energy Reorganization Act of 1974. The Atomic Energy Act of 1954, as amended (the “AE Act”), is the fundamental U.S. law on both the civilian and military uses of nuclear materials. The AE Act requires that civilian uses of nuclear materials and facilities be licensed, and it empowers the NRC to establish by rule or order, and to enforce, such standards to govern these uses as the NRC “may deem necessary or desirable in order to protect health and safety and minimize danger to life or property.” The NRC’s primary function is to regulate the various commercial and institutional uses of nuclear energy and to ensure the protection of employees, the public and the environment from radioactive materials.

As part of its oversight, the NRC regulates the movement of nuclear materials within the United States (10 CFR Part 71) and the regulations governing the import and export of uranium (10 CFR Part 110). Pursuant to these regulations, a licensee who transfers, receives, or adjusts its inventory of uranium source material or who exports or imports uranium source material, must complete a Nuclear Material Transaction Report in accordance with NRC instructions. This report is the primary mechanism for tracking physical movements of U.S. or any other origin uranium to foreign and domestic buyers.

Other agencies are involved in the regulation of the uranium industry, either directly or indirectly, including the Environmental Protection Agency, the Department of Transportation, Department of Energy, the Department of Defense, the Department of Homeland Security, the Army Corps of Engineers, and the U.S. Fish and Wildlife Service, as well as state regulatory authorities.

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All of the U.S. operations of the Facilities used by UTC will be governed primarily by licenses granted by the NRC and are subject to all applicable federal statutes and regulations and to all laws of general application in the state where the operation is located, except to the extent that such laws conflict with the terms and conditions of the license or applicable federal laws. Failure to comply with license conditions or applicable statutes and regulations may result in enforcement action against the Facility, which may cause operations to cease or be curtailed or may require installation of additional equipment, other remedial action or the incurring of additional capital or other expenditures to remain compliant.

The U.S. Government also enters into international agreements for nuclear co-operation and trade with specific countries (or political blocs such as the European Union), with the general goal of supporting the peaceful uses of nuclear energy while upholding specific U.S. foreign policy and non-proliferation objectives. The NRC participates in this process by providing comment and clearance or approval of the proposed international agreements. While specific sales contracts are not reviewed or approved, the NRC is responsible for issuing export and import licenses for the shipment of uranium out of and into the U.S.

Canadian Uranium Industry Regulation

The federal government of Canada has recognized that the uranium industry has special importance in relation to the national interest and therefore regulates the industry through regulations and policy announcements. The regulations and policy announcements apply to any uranium property or plant in Canada, which the Canadian Nuclear Safety Commission (“CNSC”) may determine to be, or to have the capability of, producing or processing uranium for nuclear fuel application. The regulations require that the property or plant be owned legally or beneficially by a company incorporated pursuant to Canadian laws.

The control of the use and export of uranium is governed by the Nuclear Safety and Control Act (Canada) (the “NSCA”) which authorizes the CNSC to make regulations governing all aspects of the development and application of nuclear energy, including uranium mining, milling, conversion and transportation. The most significant powers given to the CNSC are in the licensing area. The NSCA grants the CNSC licensing authority for all nuclear activities in Canada, including the issuance of new licenses and the amendment and renewal of existing licenses. A person may only possess or dispose of nuclear substances and construct, operate and decommission its nuclear facilities in accordance with the terms of a CNSC licence. The licence specifies conditions that licensees must satisfy in order to maintain the right to operate nuclear facilities.

The NSCA grants to the CNSC the power to act as a court of record, the right to require financial guarantees for nuclear waste management and decommissioning as a condition of granting a licence, order-making powers and the right to impose monetary penalties. The NSCA also grants the CNSC power to require nuclear power plant operator re-certification and to set requirements for nuclear facility security measures. The NSCA also provides for increased emphasis on environmental matters, including a requirement that licensing applicants make adequate provision for the protection of the environment.

A fundamental principle in nuclear regulation is that the licensee bears the responsibility for safety, with the CNSC setting safety objectives and auditing the licensee’s performance against the objectives. The regulations made under NSCA include provisions dealing with a facility’s licence requirements, radiation protection, physical security for all nuclear facilities and the transport of radioactive materials. The CNSC has also issued guidance documents to assist licensees in complying with regulatory requirements such as decommissioning, emergency planning, and optimization of radiation protection measures.

The Canadian operations of the Facilities, which may be used by UTC, are governed primarily by licenses granted by the CNSC and are subject to all applicable federal statutes and regulations and to all laws of general application in the province where the operation is located, except to the extent that such laws conflict with the terms and conditions of the licence or applicable federal laws. Failure to comply with licence conditions or applicable statutes and regulations may result in orders being issued which may cause operations to cease or be curtailed or may require installation of additional equipment, other remedial action or the incurring of additional capital or other expenditures to remain compliant.

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Should UTC wish to export any uranium held at Canadian Facilities to non-Canadian Facilities, the export of uranium is regulated by the Government of Canada, which establishes nuclear energy policy. Licenses and export permits, granted by the CNSC and the federal Department of Foreign Affairs and International Trade respectively, are required to be obtained for all exports. UTC will require that the Manager obtain any required permits for all such exports.

French Uranium Industry Regulation

The Government of France, including the Prime Minister in conjunction with the Ministries of Environment and Industry, exercises the oversight authority and control over nuclear security matters. The Nuclear Policy Council was established in 2008 by presidential decree, and is chaired by the President and includes the Prime Minister as well as cabinet secretaries in charge of energy, foreign affairs, economy, industry, foreign trade, research and finance as well as the head of the French Atomic Energy Commission (FCEA), the secretary general of national defence and the military chief of staff are on the council. In March 2016, Orano (then AREVA), Electricite de France and the FCEA announced the formation of the tripartite French Nuclear Platform (PFN) to improve the joint effectiveness of the three bodies and devise a shared vision of a medium- and long-term goal for the industry, supporting the Nuclear Policy Council (CPN).

In addition, the Nuclear Safety Authority (“ASN”) is responsible to varying degrees, along with other government ministries, for the regulation of the various commercial and institutional uses of nuclear energy and for ensuring the protection of employees, the public and the environment from radioactive materials.

ASN works with a number of other government agencies, such as the Institute for Radiological Protection and Nuclear Safety, and outside experts in order to formulate policies and make decisions. The ASN also helps to coordinate the nuclear related activities of various government agencies, creates various nuclear safety regulations to support the government’s laws, and determines how to apply those regulations to specific situations. The ASN is supervised by several government ministers, including the Minister of Economy, Industry and the Digital Sector, the Minister of Social Affairs and Health and the Minister of Environment, Energy and Marine Affairs.

In order for a nuclear power plant or facility to be licensed for operation, a decree must be issued by the Prime Minister, after receiving reports from the applicable ministries and the ASN. Before this decree is granted, it is necessary for these ministries to review technical evaluation reports that are issued by the ASN.

France’s regulations related to the import and export of nuclear materials are complex and are regulated and controlled by the Nuclear Policy Council. Trade in nuclear materials is strictly controlled by the government, with the highest levels of government making the relevant decisions on policy. Before nuclear materials can be imported or exported from France, the trade must be authorized: (i) by the Minister of Defense for the materials intended for defense purposes; and (ii) by the Minister of Energy for the materials intended for other purposes. The Minister of Defense and the Minister of Energy must both consult the Minister of Internal Affairs and the Minister of Foreign Affairs prior to granting authorization. An authorization is granted for a definite period of time, with materials and maximum quantities being specified.

France follows the non-proliferation safeguards created by the IAEA, and only exports nuclear materials to countries that have signed the International Convention on the Physical Protection of Nuclear Materials. The destination country is thus committed to enforce a level of protection in accordance with international regulations when the material reaches its territory.

All of the French operations of the Facilities, which may be used by UTC, will be governed primarily by licenses granted by the French Government and are subject to all applicable statutes and regulations and the oversight by the ASN. Failure to comply with license conditions or applicable statutes and regulations may result in enforcement action, which may cause operations to cease or be curtailed or may require installation of additional equipment, other remedial action or the incurring of additional capital or other expenditures to remain compliant.

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PRINCIPAL STOCKHOLDER

As of the date of this Prospectus, the only shares of capital stock of the Company outstanding is 375,000 shares of Class B Common Stock, all of which are owned by the Manager.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

UTC and the Manager have entered into the Management Services Agreement, pursuant to which the Manager administers the activities of UTC. See “Business of UTC – Management of UTC.”

92 Trading LLC, the Manager, subscribed to 375,000 shares of Class B Common Stock of the Company at a purchase price of $2.00 per share.

DESCRIPTION OF SECURITIES

The Class A Common Stock

We are authorized to issue 110,000,000 shares of Class A Common Stock, $0.0001 par value. The holders of Class A Common Stock are entitled to equal dividends and distributions, with respect to the Class A Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Class A Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Class A Common Stock. All shares of Class A Common Stock now outstanding and upon completion of this Offering, are, and will be, fully paid, validly issued and non-assessable.

The Common Stock is divided into two classes: Class A and Class B. There are 100,000,000 designated shares of Class A and 10,000,000 designated shares of Class B. The shares of each class of Class A Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to vote on all matters submitted to stockholders of the Company, except to the extent required by Delaware law (generally only amendments to the Certificate of Incorporation that would adversely affect the rights of Class A stockholders). The holders of the Class A accordingly do not participate in the election of directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder.

The Company has never paid any dividends to stockholders of our Class A Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business.

The voting provisions described above could have the effect of depriving stockholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from stockholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions.

UNDERWRITING

B. Riley FBR, Inc. is acting as manager and sole underwriter of the offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, _________ shares of Class A Common Stock. Prior to the offering, there has been no public market for the shares. The initial public offering price has been negotiated between the Company and the underwriter. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be estimates of the business potential and earnings prospects of the Company, an assessment of the Company’s management, an analysis of the market conditions for Uranium Products, potential for expansion of electric utilities use of nuclear power and the consideration of the above factors in relation to market valuation of companies in related businesses.

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The shares of Class A Common Stock sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares of Class A Common Stock sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $[       ] per share of Class A Common Stock. If all of the shares of Class A Common Stock are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms by means of a supplement to this prospectus. The underwriter has advised us that it does not intend to make sales to discretionary accounts.

If the underwriter sells more shares of Class A Common Stock than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to ________ additional shares (15% of the shares of Class A Common Stock sold in this offering) of Class A Common Stock at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any shares of Class A Common Stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of Class A Common Stock that are the subject of this offering.

We, our Manager and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Class A Common Stock, warrants, shares of Class A Common Stock or any other securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock, subject to certain exceptions. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our Manager, officers and directors are also subject to separate transfer restrictions on their shares of Class B Common Stock pursuant to the insider letters as described herein.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the shares of Class A Common Stock was determined by negotiations between us and the underwriter. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is acquisition of physical uranium, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the shares of Class A Common Stock will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our shares of Class A Common Stock, share of Class A Common Stock or warrants will develop and continue after this offering.

We have applied to list our shares of Class A Common Stock on the NYSE American under the symbol “UTC” and we expect our shares of Class A Common Stock to be listed on the NYSE American on or promptly after the date of this prospectus.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option. $10.00 per share of Class A Common Stock, or $50,000,000 (or $57,500,000 if the over-allotment option is exercised in full).

	Per Share of Class A Common Stock	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Uranium Trading Corporation	$	$

(1)	We have also agreed to pay the underwriter an additional $500,000 of compensation in the event the Company exceeds $100,000,000 in assets after the closing of this offering. Furthermore, we have granted the underwriter a right of first refusal for a period not to exceed 36 months from the date of this offering to act as the lead underwriter in a future secondary offering by the Company provided that the offering size of such secondary offering exceeds $100,000,000. In the event, the underwriter exercises the aforementioned right of first refusal we have guaranteed a fee for the underwriter’s services in connection with the secondary offering equal to a minimum of 3.0% of the gross proceeds realized in the secondary offering.

In connection with the offering, the underwriter may purchase and sell shares of Class A Common Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

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● Short sales involve secondary market sales by the underwriter of a greater number of shares of Class A Common Stock than they are required to purchase in the offering.

● “Covered” short sales are sales of shares of Class A Common Stock in an amount up to the number of shares of Class A Common Stock represented by the underwriter’s over-allotment option.

●“Naked” short sales are sales of shares of Class A Common Stock in an amount in excess of the number of shares of Class A Common Stock represented by the underwriter’s over-allotment option.

● Covering transactions involve purchases of shares of Class A Common Stock either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

● To close a naked short position, the underwriter must purchase shares of Class A Common Stock in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering.

● To close a covered short position, the underwriter must purchase shares of Class A Common Stock in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares of Class A Common Stock to close the covered short position, the underwriter will consider, among other things, the price of shares of Class A Common Stock available for purchase in the open market as compared to the price at which they may purchase shares of Class A Common Stock through the over-allotment option.

● Stabilizing transactions involve bids to purchase shares of Class A Common Stock so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the shares of Class A Common Stock. They may also cause the price of the shares of Class A Common Stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We have also agreed to pay certain out-of-pocket and documented expenses of the underwriter relating to the offering, subject to a cap of $[         ], (collectively, the “Accountable Expenses”) including: (a) all filing fees and communication expenses associated with the review of this offering by the Financial Industry Regulatory Authority, Inc. (“FINRA”); (b) fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of such states and foreign jurisdictions designated by the representative; (c) up to $50,000 of fees and expenses of the underwriter’s legal counsel; and (d) up to $15,000 of the underwriter’s actual out of pocket expenses for the offering. We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

We have paid an advance of $75,000 to the underwriter to be used for its Accountable Expenses, subject to the applicable caps set forth in the preceding paragraph (the “Accountable Expenses Allowance”). The amount of this Accountable Expenses Allowance shall not exceed the amount of out-of-pocket expenses actually incurred by the underwriter in connection with this offering, and such Accountable Expenses Allowance shall be reimbursed to the Company to the extent not actually incurred by the underwriter.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $[                 ].

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The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter and its affiliates may in the future receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have granted the underwriter a right of first refusal (“Right of First Refusal”) for a period of 36 months from the consummation of this offering to act as the lead underwriter in a future secondary public offering provided that the size of such secondary offering exceeds $100,000,000 (the “Secondary Offering”). In the event the underwriter exercises its Right of First Refusal, its fee for such services shall be equal to a minimum of 3.0% of the gross proceeds realized in the secondary offering.

We have also agreed to pay the underwriter an additional $500,000 when the Company exceeds $100,000,000 in assets after the closing of this offering.

Except for the Right of First Refusal contemplated above and the additional $500,000 fee payable to the underwriter if the Company exceeds $100,000,000 in assets after the closing of this offering, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we refer to as the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

The Underwriter:

(a)       has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)       has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

29

LEGAL MATTERS

J.P. Galda & Co., Ardmore, Pennsylvania, has passed upon the validity of the securities offered hereby on behalf of us. Certain legal matters will be passed upon on behalf of the underwriter by LeClairRyan PLLC, Richmond, Virginia.

EXPERTS

The financial statements of UTC. as of June 30, 2018 and for the period from June 4, 2018 (inception) to June 30, 2018 appearing in this prospectus have been audited by Accell, Audit and Compliance, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

30

URANIUM TRADING CORPORATION

AUDITED FINANCIALS

along with Report of Independent Registered Public Accounting Firm

FOR THE PERIOD ENDING

JUNE 30, 2018

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Uranium Trading Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Uranium Trading Corporation (the Company) as of June 30, 2018, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (June 4, 2018) to June 30, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations and its cash flows for the period from inception (June 4, 2018) to June 30, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2018.

Tampa, FL

August 20, 2018

F-2

URANIUM TRADING CORPORATION

BALANCE SHEET

AS OF JUNE 30, 2018

ASSETS

DUE FROM RELATED PARTY	$638,500
INVESTMENT	113,375
TOTAL ASSETS	$751,875

LIABILITIES & STOCKHOLDERS’ EQUITY

DUE TO RELATED PARTY	$79,511
TOTAL LIABILITIES	79,511

COMMON STOCK, $0.0001 par value, 110,000,000 shares authorized, 375,000 issued and outstanding	38
ADDITIONAL PAID-IN-CAPITAL	749,962
ACCUMULATED DEFICIT	(77,636)
TOTAL STOCKHOLDERS’ EQUITY	672,364

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$751,875

See Independent Auditor’s Report and accompanying notes to financial statements

F-3

URANIUM TRADING CORPORATION

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JUNE 4, 2018)

TO JUNE 30, 2018

INCOME
Investment Income	$-
Total Income	-

EXPENSES
Professional Fees	78,928
Other Corporate Costs	583
Total Expenses	79,511

REALIZED GAIN (LOSS) AND UNREALIZED APPRECIATION (DEPRECIATION) FROM INVESTMENTS
Unrealized appreciation on value of Investment	1,875

Income before Taxes	(77,636)

Income tax expense	-
Net Loss	$(77,636)

Earnings per common share - basic and diluted	$(0.21)
Weighted average shares outstanding	375,000

See Independent Auditor’s Report and accompanying notes to financial statements

F-4

URANIUM TRADING CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

AS OF JUNE 30, 2018

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-in-Capital	Deficit	Total
June 4, 2018	-	$-	$-	$-	$-

Issuance of Common Stock	375,000	38	749,962	-	750,000

Net Loss	-	-	-	(77,636)	(77,636)

June 30, 2018	375,000	$38	$749,962	$(77,636)	$672,364

See Independent Auditor’s Report and accompanying notes to financial statements

F-5

URANIUM TRADING CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (JUNE 4, 2018)

TO JUNE 30, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(77,636)

Adjustments to reconcile net loss to net cash from operating activities:

Unrealized appreciation to value of investment	(1,875)

CHANGES IN OPERATING ASSETS AND LIABILITIES
Due to related party	79,511
NET CASH FROM OPERATING ACTIVITIES	-

NET CHANGE IN CASH	-
Cash at Beginning of period	-
Cash at End of period	$-

Supplemental disclosure of cash flow information:
Cash paid for interest	$-

Cash paid for income taxes	$-

Non cash investing and financing activities
Proceeds from issuance of common stock collected by third party	$750,000

Purchase of Uranium by third party on behalf of the Company	$111,500

See Independent Auditor’s Report and accompanying notes to financial statements

F-6

Uranium Trading Corp.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2018

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Uranium Trading Corporation (the “Company”) was incorporated June 4, 2018 in the State of Delaware for the purpose of investing and trading Uranium products. The Company is located in El Segundo, CA and plans to begin operations in the third quarter of 2018.

Note 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Company’s year end is December 31st.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

As of June 30, 2018, the Company’s only storage contract is with Cameco Corporation (“Cameco”), a publicly traded Uranium fuel provider. The Company is exposed to the credit risk of Cameco. If Cameco were to become insolvent, it might prove difficult not only to access Cameco facilities, but also to retrieve the Company’s Uranium products from storage. If the Company is unable to retrieve its Uranium products on the insolvency of Cameco, this could have a material adverse effect on the Company’s business, results of operations and financial condition.

There is no liquid public market for the sale of Uranium products. The Company may not be able to acquire Uranium products, or once acquired, sell Uranium products for a period of time. The inability to purchase and sell Uranium product on a timely basis and in sufficient quantiles could have a material adverse effect on the Company’s business, results of operations and financial condition.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents

F-7

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standard Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”).

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, the Company applies the following steps:

Step 1: Identify the contract(s) with a customer

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction

Step 4: Allocate the transaction price to the performance obligations in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

Fair Value of Financial Instruments

Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 820, Fair Value Measurements and Disclosures, establishes a framework for measuring fair value. The framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques that prioritizes the inputs to a valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest pity to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under FASB ASC 820 are described below:

Level 1  Valuations based on unadjusted quoted market prices in active markets for identical assets or liabilities.

Level 2 Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly.

Level 3 Valuations based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value measurement.

There is no public market for uranium and the majorities of deals are negotiated bilaterally between the two principal parties to the contract while generally keeping commercial terms and conditions confidential. The Company utilizes brokerage companies which provide indications of bids and offer prices representing indicative prices at which potential buyers/ sellers are willing to purchase/ sell. Those brokers also quote bid/ ask spreads for interest to buy or to sell four to five years forward. The uranium market is a relatively illiquid market with some or even no transactions in a day.

At June 30, 2018, all assets have been valued using a market approach. Fair value assets in Level 2 are calculated using quoted market prices for similar assets in markets that are not active. The Company uses price spreads, as quoted by the relevant brokerage firms, to estimate the fair value of its investments at each reporting period.

F-8

The following table sets forth by level, within the fair value hierarchy, the Company’s assets at fair value

	Investments Assets at Fair Value
	As of June 30, 2018
	Level 1	Level 2	Level 3	Total
Investments	-	$113,375	-	$113,375
Total Investments at Fair Value	-	$113,375	-	$113,375

Recent Accounting Pronouncements – The Company has reviewed all the recently issued, but not effective, accounting pronouncements and does not believe any of these pronouncements will have a material impact on the Company.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Note 3 – RELATED PARTY

As of June 30, 2018, the Company owes $79,511 to related parties. These include cost and fees associated with the startup of the Company. As of June 30, 2018, related parties owe the Company $638,500 for the initial capital contributions that were made. The capital contribution funds were received by the Company in July 2018.

Note 4 – LEGAL PROCEEDINGS

From time to time, the Company may become involved in minor trade, employment and other operational disputes, none of which have or are expected to have a material impact on the current or future financial statements or operations.

Note 5 – EQUITY

The Company is authorized to issue one class of stock to be designated “Common Stock,” par value $0.0001 per share. The total number of shares of Common Stock which the Company is authorized to issue is 110,000,000. 100,000,000 shares of the authorized shares of Common Stock are designated Class A Common Stock (the “Class A Common Stock”), and 10,000,000 shares of the authorized Common Stock are designated Class B Common Stock (the “Class B Common Stock”).

Class A Common Stock. Expect as required by law, the Class A Common Stock will have no voting rights.

Class B Common Stock. Each holder of shares of Class B Commons Stock will be entitles to one vote for each share.

F-9

Note 6 – INVESTMENTS

Investments are classified as a trading security and initially recorded at cost. At the end of the reporting period, the Company adjusts the investment to fair value and any unrealized holding gains and losses are recorded in realized gain (loss) and unrealized appreciation (depreciation) from investments. The investments relate to Uranium purchased for $111,500 on June 27, 2018. As of June 30, 2018, there was an unrealized gain of $1,875 which is recorded on the statement of operations.

Note 7 – INCOME TAXES

There is no current or deferred income tax expense or benefit allocated to continuing operations for the period of inception (June 4, 2018) to June 30, 2018.

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. As of June 30, 2018, applying the statutory income tax rate of the Company there was a deferred tax asset of $16,304 related to net operating losses. A valuation allowance was recorded against the tax asset to reduce the carrying value to zero.

As of June 30, 2018, the Company had a net operating loss carry-forwards totaling $77,636 which will begin expiring in 2038.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of June 30, 2018.

Note 8 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to June 30, 2018, and has determined it does not have any material subsequent events to disclose in these financial statements.

F-10

_________ Shares of Class A Common Stock

Sole Underwriter

B.Riley FBR

Through and including                          , 2018 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.